UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2006

TIER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23195	94-3145844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10780 Parkridge Blvd., 4th Floor Reston, Virginia	20191
(Address of principal executive offices)	(Zip Code)

(571) 382-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 28, 2006, Tier Technologies, Inc. (the “Company”) entered into Employment Security Agreements (each, an “Agreement” and collectively, the “Agreements”) with six of its officers: Steven Beckerman, Senior Vice President—Business Process Outsourcing; Todd Vucovich, Senior Vice President—PSSI Operations; Stephen Wade, Senior Vice President—Strategy and Business Development; Michael Lawler, Senior Vice President—Electronic Payment Processing; Thomas Jack Williams, Senior Vice President—Strategic Programs; and Matthew A. Genz, Vice President—Human Resources. Each Agreement provides that during the twelve-month period following a Change in Control (as defined in the Agreement) if the executive’s employment with the Company terminates as a result of (i) a Termination Without Cause (as defined in the Agreement) or (ii) a resignation For Good Reason (as defined in the Agreement), then the executive shall be entitled to the continuation of his then-current annual base salary for a period of twelve months after the date of termination.

This summary of the Agreements is qualified in its entirety by reference to the form of Employment Security Agreement, which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

In addition, on March 28, 2006, the Compensation Committee of the Company’s Board of Directors approved the Management Incentive Plan for fiscal year 2006 for the following officers: Messrs. Beckerman, Vucovich, Wade, and Lawler and Deanne Tully, Vice President, General Counsel and Secretary. Individual qualitative and financial targets have been established for each of these officers, which are subject to the attainment of certain corporate performance thresholds. Individual targeted incentives for these officers range between 30% and 50% of such officer’s base salary.

This summary of the Management Incentive Plan is qualified in its entirety by reference to the Management Incentive Plan, which is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIER TECHNOLOGIES, INC.

By:	/s/ David E. Fountain
Name:	David E. Fountain
Title:	Chief Financial Officer

Date: April 3, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Form of Employment Security Agreement

99.2	Management Incentive Plan, Fiscal Year 2006